Exhibit 3.1

Briggs & Stratton Corporation

Amendments to Bylaws

Adopted April 15, 2009

Section 2.05 of the Bylaws was amended to read as follows:

(a) The Board of Directors may fix in advance a date not less than ten days and not more than seventy days prior to the date of an Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the meeting. When a determination of shareholders entitled to notice of and to vote at any Annual Meeting or Special Meeting has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new Meeting Record Date and except as otherwise required by law. A new Meeting Record Date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(b) The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose. Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the Board of Directors does not fix a record date for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation’s shares), then the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.

(c) In order that the corporation may determine the shareholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date to determine the shareholders entitled to express consent to corporate action in writing without a meeting (the “Consent Record Date”). The Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and such date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders express consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified registered mail, return receipt requested, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the Board of Directors within ten days after the date on which such a request is received by the Secretary, then the Consent Record Date shall be the 10th day after the first date on which a valid written request to set a Consent Record Date is received by the Secretary. To be valid, such written request shall comply with each of the following:

(i) Such written request shall be signed by one or more shareholders of record and by the beneficial owners or owners, if any, on whose behalf the shareholder or shareholders are acting, shall bear the date of signature of each such shareholder and any such beneficial owner and shall set forth: (A) the name and address, as they appear on this corporation’s books, of each such shareholder and any such beneficial owner who seeks to have the shareholders express consent to corporate action in writing without a meeting; (B) the Share Information (as defined in Section 2.11) relating to each such shareholder and beneficial owner; (C) a representation that each such shareholder is a holder of record of shares of the corporation entitled to vote at a meeting of shareholders; (D) any other information relating to such shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (E) the manner in which each such shareholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in seeking to have the shareholders express consent to corporate action in writing without a meeting; (F) in the case of any such shareholder and any such beneficial owner seeking to elect or re-elect a director by the shareholders expressing consent to corporate action in writing without a meeting, (1) the name and residence address of the person or persons each such shareholder and any such beneficial owner are seeking to elect or re-elect as a director, (2) a description of all agreements, arrangements or understandings between each such shareholder and any such beneficial owner and each person such shareholder and any such beneficial owner are seeking to elect or re-elect as a director and any other person or persons (naming such person or persons) pursuant to which such shareholder and any such beneficial owner are seeking to elect or re-elect such person as a director, including without limitation any agreement, arrangement or understanding with any person as to how each person such shareholder and beneficial owner are seeking to elect or re-elect as a director, if elected as a director of the corporation, will act or vote on any issue or question, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each person such shareholder and beneficial owner are seeking to elect or re-elect as a director, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 (“Item 404”) in Regulation S-K promulgated by the Securities and Exchange Commission if such shareholder and beneficial owner, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and each person such shareholder and beneficial owner are seeking to elect or re-elect as a director were a director or executive officer of such registrant, (4) such other information regarding each person such shareholder and beneficial owner are seeking to elect or re-elect as a director as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, and (5) the written consent of each such person to serve as a director of the corporation if so elected; (G) in the case of any such shareholder and any such beneficial owner seeking to remove a director by the shareholders expressing consent to corporate action in writing without a meeting, (1) the names of the director(s) each such shareholder and any such beneficial owner are seeking to remove and (2) the reasons of each such shareholder and any such beneficial owner for asserting that such director(s) may be removed for cause; and (H) in the case of any such shareholder and any such beneficial owner seeking to authorize or take any other corporate action by the shareholders expressing consent to corporate action in writing without a meeting, (1) a brief description of the corporate action desired to be authorized or taken and, if such corporate action includes an amendment to these bylaws, the language of the proposed amendment, (2) the reasons of each such shareholder and any such beneficial owner for authorizing or taking such corporate action, (3) any material interest in such corporate action of each such shareholder and any such beneficial owner and (4) a description of all agreements, arrangements or understandings between such shareholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such shareholder. In the case of any such shareholder and any such beneficial owner seeking to elect or re-elect a director by the shareholders expressing consent to corporate action in writing without a meeting, the corporation may require any person such shareholder and any such beneficial owner are seeking to elect or re-elect as a director to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such person to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such person.

(ii) Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Shareholder (as defined below) pursuant to which each Consent Soliciting Shareholder, jointly and severally, agrees to pay the corporation’s costs relating to such Consent Soliciting Shareholder seeking to have the shareholders express consent to corporate action in writing without a meeting, including the costs of preparing and mailing proxy materials for the corporation’s own solicitation, provided that if the Consent Soliciting Shareholder obtains the requisite number of shares subject to valid and unrevoked Consents (as defined in Section 7.02(a)) to express the corporate action referred to therein in accordance with these Bylaws, then the Consent Soliciting Shareholders shall not be required to pay such costs. For purposes of these Bylaws, “Consent Soliciting Shareholder” shall mean each of the following Persons:

(A) if the number of shareholders signing the Consent or Consents is ten or fewer, each Person signing any such Consents; or

(B) if the number of shareholders signing the Consent or Consents is more than ten, each Person who either (1) was a Participant in any Solicitation of such consent or consents or (2) at the time of the delivery to the corporation of the documents described in this Section 2.05(c) had engaged or intends to engage in any Solicitation of Consents and/or Proxies for expressing consent to corporate action in writing without a meeting (other than a Solicitation of Consents and/or Proxies on behalf of the corporation).

A “Consent Soliciting Shareholder” shall also mean each Affiliate of a Consent Soliciting Shareholder described in clause (A) or (B) above who is a member of such Consent Soliciting Shareholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Consent Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in Section 2.05(c)(i) and/or the written agreements described in this Section 2.05(c)(ii) and Section 2.05(c)(iii) to prevent the purposes of this Section 2.05(c) and Section 7.02 from being evaded.

(iii) Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Shareholder pursuant to which each Consent Soliciting Shareholder agrees to deliver to any inspectors of election engaged by the corporation pursuant to Section 7.02(c) within two (2) Business Days after receipt all Consents and revocations thereof received by such Consent Soliciting Shareholder or such Consent Soliciting Shareholder’s proxy solicitor or other designated agent in connection with such Consent Soliciting Shareholder seeking to have the shareholders express written consent.

Section 2.11 of the Bylaws was amended to read as follows:

(a) Annual Meetings.

(i) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this bylaw and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.11. The preceding clause (C) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) before an Annual Meeting.

(ii) For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to Section 2.11(a)(i)(C), the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be received by the Secretary of the corporation at the principal offices of the corporation not less than 45 days nor more than 70 days prior to the first annual anniversary of the date set forth in the corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the corporation first mailed definitive proxy materials for the immediately preceding Annual Meeting (the “Anniversary Date”); provided, however, that if the date for which the Annual Meeting is called is advanced by more than 30 days or delayed by more than 30 days from the first annual anniversary of the immediately preceding Annual Meeting, then notice by the shareholder to be timely must be received by the Secretary not earlier than the close of business on the 100th day prior to the date of such Annual Meeting and not later than the later of (A) the 75th day prior to the date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. In no event shall the announcement of an adjournment or postponement of an Annual Meeting commence a new time period for the giving of a shareholder notice as described above. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination or introduce the other business and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth: (I) the name and address, as they appear on this corporation’s books, of such shareholder and any such beneficial owner; (II) the Share Information relating to each such shareholder and beneficial owner (which Share Information shall be supplemented by such shareholder and any such beneficial owner not later than ten days after the Meeting Record Date to disclose such Share Information as of the Meeting Record Date); (III) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (IV) any other information relating to such shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (V) in the case of any proposed nomination for election or re-election as a director, (1) the name and residence address of the person or persons to be nominated, (2) a description of all agreements, arrangements or understandings between such shareholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder and any such beneficial owner, including without limitation any agreement, arrangement or understanding with any person as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years. and any other material relationships, between or among such shareholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates. or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (4) such other information regarding each nominee proposed by such shareholder and any such beneficial owner as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act and (5) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected; (VI) in the case of any proposed removal of a director, (1) the names of the directors to be removed and (2) the reasons of such shareholder and any such beneficial owner for asserting that such directors may be removed for cause; and (VII) in the case of any other business that such shareholder and any such beneficial owner propose to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these Bylaws, the language of the proposed amendment, (2) the reasons of such shareholder and any such beneficial owner for conducting such business at the meeting, (3) any material interest in such business of such shareholder and any such beneficial owner and (4) a description of all agreements, arrangements or understandings between such shareholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such shareholder. In the case of any proposed nomination for election or re-election as a director, the corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

For purposes of these Bylaws, the term “Share Information” shall mean (1) the class or series and number of shares of the corporation that are owned, directly or indirectly, of record and/or beneficially by a shareholder, any beneficial owner on whose behalf the shareholder is acting and any of their respective Affiliates, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, any such beneficial owner and any of their respective Affiliates, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any proxy, agreement, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (4) any short interest in any security of the corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than asset-based fee) that such shareholder, any such beneficial owner and any of their respective affiliates are entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household.

(iii) Notwithstanding anything in the second sentence of Section 2.11(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 45 days prior to the Anniversary Date, a shareholder’s notice required by this Section 2.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings. Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to Section 2.04. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.11. Any shareholder desiring to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice to be received by the Secretary of the corporation at the principal offices of the corporation not earlier than ninety days prior to such Special Meeting and not later than the close of business on the later of (I) the 60th day prior to such Special Meeting and (II) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the shareholder of record who intends to make the nomination and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth: (1) the name and address, as they appear on the corporation’s books, of such shareholder and any such beneficial owner; (2) the Share Information relating to each such shareholder and beneficial owner (which Share Information shall be supplemented by such shareholder and any such beneficial owner not later than ten days after the Meeting Record Date to disclose such Share Information as of the Meeting Record Date); (3) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (4) any other information relating to such shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (5) the name and residence address of the person or persons to be nominated; (6) a description of all agreements, arrangements or understandings between such shareholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder and any such beneficial owner, including without limitation any agreement, arrangement or understanding with any person as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question; (7) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years. and any other material relationships, between or among such shareholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates. or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (8) such other information regarding each nominee proposed by such shareholder and any such beneficial owner as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act; and (9) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected. In no event shall any adjournment or postponement of a Special Meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c) General.

(i) Only persons who are nominated by the Board of Directors or in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors. Only such business shall be conducted at an Annual Meeting or Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective proposal shall be disregarded.

(ii) For purposes of this Section 2.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to limit the corporation’s obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

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